Exhibit 23 - Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-63278) pertaining to the Avatar Holdings Inc. Amended and Restated Incentive and Capital Accumulation Plan of our report dated February 19, 2004 (except for Note T as to which the date is February 25, 2004), with respect to the consolidated financial statements and schedule of Avatar Holdings Inc. and subsidiaries, included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                               ERNST & YOUNG LLP

Miami, Florida
March 8, 2004